Consent of Independent Auditors



We consent to the use of our report dated April 15, 1997, except for note 6, as to which the date is July 1, 1997, with respect to the financial statements of Legacy Homes, Ltd., incorporated by reference in Registration Statement (Form S-8 No. 33-38330) and related Prospectus of Monterey Homes Corporation (formerly Homeplex Mortgage Investment Corporation) filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Dallas, Texas
September 8, 1997